                                                                   EXHIBIT 10.47
                                 LOAN AGREEMENT
                                 --------------


     THIS LOAN AGREEMENT ("Agreement"), dated as of the 19th day of June, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between MASTER GRAPHICS, INC., a Delaware corporation ("Borrower") and PREMIER GRAPHICS, INC., a Delaware corporation ("Guarantor" and with Borrower, individually, a "Debtor Party" and, collectively, the "Debtor Parties"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                 RECITALS:
                                 --------

     WHEREAS, Borrowers have requested that Lender make available to Borrower a term loan in the original principal amount of Four Million Three Hundred Thousand and No/100ths Dollars ($4,300,000.00) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

     WHEREAS, in order to induce Lender to make the Loan to Borrower, Debtor Parties have made certain representations to Lender; and

     WHEREAS, Lender, in reliance upon the representations and inducements of Debtor Parties, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                 AGREEMENT:
                                 ---------

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are-hereby acknowledged, Debtor Parties and Lender hereby agree as follows:


                                 ARTICLE 1
                                 THE LOAN
                                 --------

     1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, the Lender shall make the Loan to Borrower by wire transfer in immediately available funds. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Four Million Three Hundred Thousand and No/100ths Dollars ($4,300,000.00), substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Note"), dated as of the date hereof, executed by Borrower, in favor of Lender.

The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrower, Guarantor, or any shareholder, subsidiary or affiliate of the Debtor Parties, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents."

     1.2  Processing Fee.  Borrower shall pay Lender a processing fee of One
          --------------
Hundred Seven Thousand Five Hundred Dollars ($107,500.00) of which Twenty Five Thousand Dollars ($25,000.00) has previously been paid to Lender and Eighty Two Thousand Five Hundred Dollars ($82,500.00) of which shall be paid on the date the Loan is funded.

     1.3  Partial Prepayment.  Borrower may prepay the indebtedness evidenced by
          ------------------
the Note in whole or in part at any time and from time to time in accordance with the terms of that certain Subordination Agreement, dated June 19, 1997, (the "Senior Lender Subordination Agreement"), by and among Debtor Parties, Lender, General Electric Capital Corporation, a New York corporation, ("GE") and First American National Bank, a national banking association, ("First American, and collectively, along with GE, the "Senior Lenders"), without penalty or premium. The Senior Lenders have made loans to the Debtor Parties pursuant to the Term and CAPEX Loan and Security Agreement, dated June 19, 1997, between GE and Guarantor and the Loan and Security Agreement, dated June 19, 1997 by and among First American and the Debtor Parties, collectively, along with all other guarantees, instruments or documents delivered thereunder (the "Senior Indebtedness").

     1.4  Purposes of Loan and Use of Proceed.  The purpose of the Loan shall be
          -----------------------------------
to provide a portion of the financing for the acquisition of the stock of Lithograph Printing Company of Memphis, Inc.("Lithograph") and Blackwell Lithographers, Inc.("Blackwell") and the assets of Sutherland Printing Company, Inc. ("Sutherland") (the "Roll-up") and to provide ongoing working capital.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1  Debtor Parties' Representations.  Each Debtor Party hereby represents
          -------------------------------
and warrants to Lender as follows:

          (a) Corporate Status. Each Debtor Party is a corporation duly
              ----------------
     organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Debtor Party is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Debtor Party's financial condition or its ability to conduct its business in the manner now conducted.

               (b) Subsidiaries. Schedule 2.1(b) hereto is a complete list of
                   -------------
     each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which any Debtor Party or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which any Debtor Party or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by any Debtor Party. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Each Debtor Party and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind except as set forth on Schedule 2.1(b). Except where otherwise indicated herein or unless the context otherwise requires, any reference to Debtor Parties herein shall include Debtor Parties and all of their Subsidiaries.

          (c) Authorization.  Each Debtor Party has full legal right, power and
              --------------
     authority to conduct its business and affairs. Each Debtor Party has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each Debtor Party is a party, and the performance by each Debtor Party of its obligations thereunder are within the corporate powers of each Debtor Party and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of each Debtor Party, or any agreement binding upon each Debtor Party or its properties. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which each Debtor Party is a party are duly authorized to act on behalf of each Debtor Party.

          (d) Validity: Binding Effect: Solvency. This Agreement and the other
              -----------------------------------
     Loan Documents are the legal, valid and binding obligations of each Debtor Party, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles. As of the date hereof and after giving effect to the Loan made hereunder, each Debtor Party and each Subsidiary will be Solvent. For the purposes of this Agreement, "Solvent" means with respect to each Debtor Party and Subsidiary on a particular date, that such Person
     (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and
     (iii) does not believe it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they occur.

          (e) Capitalization.  As of the date hereof, the authorized capital
              ---------------
     stock of the Borrower consists solely of 1,000 shares of common stock, no par value per share, of which 100 shares ("Common Stock") are issued and outstanding (the "Shares") and that 5% of the shares are reserved for issuance upon exercise of the Stock Purchase Warrant dated as of the date hereof and issued to Lender (the "Warrant"); provided, however, that the number of shares reserved for issuance upon exercise of the Warrant shall be increased from time to time in accordance with the term of the Warrant. As of the date hereof, Borrower does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 2. l(e) and for the Warrant. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the Borrower's Common Stock from Borrower:
     (i) the total number of shares issuable upon exercise of all outstanding options, (ii) the range of exercise prices for all such outstanding options, (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option and (iv) with respect to all outstanding options, warrants and rights to acquire Borrower's capital stock other than the Warrant, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Borrower shall not be subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrant or on Schedule 2.1 (e). As of the date hereof, all of the outstanding shares of Borrower's capital stock shall be validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Borrower, with respect to the issuance of the Warrant or the issuance of the Common Stock upon exercise of the Warrant. All such rights granted in the documents listed on
     Schedule 2.1(e) have been effectively waived with regard to the issuance of the Warrant, the exercise of the Warrant and the issuance of the Common Stock upon exercise of the Warrant. Borrower has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of Borrower's knowledge, there are no agreements among Borrower's stockholders with respect to any other aspect of Borrower's affairs, except as set forth on Schedule 2. l(e). Borrower owns all of the issued and outstanding shares of Guarantor.

          (f) Trademarks Patents. Etc. Schedule 2.1 (f) is an accurate and
              ------------------------
     complete list of all patents, trademarks, trade names, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by each Debtor Party or used or required by each Debtor Party in the operation of it's business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by such Debtor Party free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint which asserts that any Debtor Party's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark or copyright of others with respect to any apparatus or method of such Debtor Party or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and neither Debtor Party is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

          (g) No Conflicts. Consummation of the transactions hereby contemplated
              -------------
     and the performance of the obligations of Debtor Parties under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, Bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which any Debtor Party is a party or by which any Debtor Party or its respective properties may be bound or affected or to which any Debtor Party has not obtained an effective waiver.

          (h) Litigation. Except as set forth on Schedule 2.1(h), there are no
              -----------
     actions, suits or proceedings pending, or, to the knowledge of Debtor Parties threatened, against or affecting Debtor Parties or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency; and to each

     Debtor Party's knowledge, such Debtor Party is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

          (i) Financial Statements. The audited income statement and balance
              ---------------------
     sheet of B & M Printing, Inc. ("B&M") as of June 30, 1996, the audited income statement and balance sheet of Lithograph as of December 31, 1997, the unaudited balance sheets of Blackwell and Sutherland as of December 31, 1996, and the unaudited financial statements of B&M, Blackwell, Sutherland and Lithograph through April 30, 1997, which are attached hereto as
     Schedule 2.1 (i)(A), are true and correct in all material respects have been prepared on the basis of generally accepted accounting principles consistently applied except as noted therein, and fairly present the financial condition of such entity as of the date(s) thereof. No material adverse change has occurred in the financial condition of any such entity since the date(s) thereof, and no additional borrowings have been made by any Debtor Party since the date(s) thereof other than as set forth on
     Schedule 2.1 (i)(B).

          (j) Other Agreements: No Defaults. Except as set forth on Schedule
              -----------------------------
     2.1(j) no Debtor Party is a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Debtor Party, or the ability of Debtor Party to carry out its obligations under the Loan Documents to which it is a party. No Debtor Party is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

          (k) Compliance With Law. Each Debtor Party has obtained all necessary
              --------------------
     licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. To each Debtor Party's knowledge, such Debtor Party is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its respective business, operations, property or financial condition and will not materially adversely affect such Debtor Party's ability to perform its obligations under the Loan Documents.

          (l) Debt. Schedule 2.1(1) is a complete and correct list of all credit
              -----
     agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Debtor Parties or any of the properties thereof is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          (m) Taxes. Each Debtor Party has filed or caused to be filed all tax
              ------
     returns that to its knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against any Debtor Party or any of the property thereof.

          (n) Certain Transactions. Except as set forth on Schedule 2.1 (n)
              ---------------------
     hereto, no Debtor Party is indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever; none of said shareholders, officers or directors or any members of their immediate families, are indebted to any Debtor Party or have any direct or indirect ownership interest in any firm or corporation with which any Debtor Party has a business relationship, or any firm or corporation which competes with Debtor Party, except that shareholders, officers and/or directors of each Debtor Party may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with any Debtor Party. No shareholder, officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Debtor Parties. Except as set forth on
     Schedule 2.1(n), no Debtor Party is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          (o) Statements Not False or Misleading. No representation or warranty
              -----------------------------------
     given as of the date hereof by Debtor Parties contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by Debtor Parties to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

          (p) Margin Regulations. No Debtor Party is engaged in the business of
              ------------------
     extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended.

          (q) Significant Contracts. Schedule 2.1(q) is a complete and correct
              ----------------------
     list of all contracts, agreements and other documents pursuant to which Debtor Parties receive revenues in excess of $50,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and Debtor Parties know of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

          (r) Environment. Each Debtor Party has duly complied with, and its
              ------------
     business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Each Debtor Party has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. No Debtor Party has received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of each Debtor Party are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting each Debtor Party or its business, operations, assets, equipment, property, leaseholds or other facilities. Debtor Parties do not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

          (s) Fees/Commission. No Debtor Party has agreed to pay any finder's
              ---------------
     fee, commission, origination fee (except for the processing and commitment fees due pursuant to Section 1.2 or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

          (t) ERISA. Each Debtor Party is in compliance in all material respect
              ------
     with all applicable provisions of ERISA as defined in Section 3.11 hereof). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in Section 3.11 hereof); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; no Debtor Party nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan(as defined in ERISA); each Debtor Party and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of any Debtor Party or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and no Debtor Party nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

          (u) Title to Properties. Each Debtor Party has good, indefeasible and
              -------------------
     insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof).

          (v) Limited Offering of Note and Warrant. No Debtor Party nor anyone
              -------------------------------------
     acting on its behalf has offered the Note, the Warrant or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. No Debtor Party nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note and Warrant to
     Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

          (w) Registration Rights. Except as described in the Warrant, no Debtor
              -------------------
     Party is under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

          (x) Employees. No Debtor Party has any current labor problems or
              ----------
     disputes which have resulted or any Debtor Party reasonably believes could be expected to have a material adverse effect.

          (y) Issuance Taxes. All taxes imposed on Debtor Parties in connection
              --------------
     with the issuance, sale and delivery of the Note, the Warrant and the capital stock issuable upon exercise of the Warrant have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Debtor Parties.


                                   ARTICLE 3
                           COVENANTS AND AGREEMENTS
                           ------------------------

     Debtor Parties covenant and agree, jointly and severally, that during the term of this Agreement:

     3.1  Payment of Obligations. Debtor Parties shall pay the indebtedness
          -----------------------
evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Debtor Parties to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Debtor Parties, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof subject to the Senior Lender Subordination Agreement.

     3.2  Financial Statements and Reports. Borrower shall furnish to Lender (i)
          --------------------------------
as soon as practicable and in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, an audited consolidated and consolidating balance sheet of Debtor Parties as of the close of such fiscal year, an audited consolidated and consolidating statement of earnings and retained earnings of Debtor Parties as of the close of such fiscal year and an audited consolidated and consolidating statement of cash flows for Debtor Parties for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Debtor Parties at the close of such year and the results of its operations during such year and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, such Debtor Party has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action such Debtor Parties propose to take in connection therewith), (ii) within fifteen (15) days of the end of each calendar month, a status report indicating the financial performance of each Debtor Party during such month and the financial position of each Debtor Party as of the end of such month, (iii) within thirty (30) days of the end of each quarter, a consolidated and consolidating balance sheet of Debtor Parties as of the close of such quarter and a consolidated and consolidating statement of earnings and retained earnings of Debtor Parties as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (iv) with reasonable promptness, such other financial data as Lender may reasonably request. Without Lender's prior written consent, Debtor Party shall not modify or change any accounting policies or procedures in effect on the date hereof.

     3.3  Maintenance of Books and Records: Inspection. Each Debtor Party shall
          ---------------------------------------------
maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lender permit Lender, its officers and employees and any professionals designated by Lender in writing, at Debtor Party's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with such Debtor Party or the principal officers of such Debtor Party during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of such Debtor Party's business.

     3.4  Insurance. Without limiting any of the requirements of any of the
          ---------
other Loan Documents, Debtor Parties shall maintain, in amounts customary for entities engaged in comparable business activities, (i) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (ii) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Debtor Parties' business. Debtor Parties will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Debtor Parties' Board of Directors. At the request of Lender, Debtor Parties will deliver forthwith a certificate specifying the details of such insurance in effect.

     3.5  Taxes and Assessments. Each Debtor Party shall (i) file all tax
          ----------------------
returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Debtor Party upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that a Debtor

Party in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

     3.6  Corporate Existence. Each Debtor Party shall maintain its corporate
          --------------------
existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

     3.7  Compliance with Law and Other Agreements. Except where the failure to
          -----------------------------------------
do so would not materially adversely affect a Debtor Party's operations or its ability to fulfill its obligations under the Loan Documents, each Debtor Party shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which each Debtor Party is a party or by which each Debtor Party or any of its properties is bound. Without limiting the foregoing, each Debtor Party shall pay all of its indebtedness promptly in accordance with the terms thereof.

     3.8  Notice of Default.  Debtor Parties shall give written notice to Lender
          -----------------
of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

     3.9  Notice of Litigation.  Debtor Parties shall give notice, in writing,
          --------------------
to Lender of (i) any actions, suits or proceedings, instituted by any persons whomsoever against either Debtor Party or affecting any of the assets of either Debtor Party wherein the amount at issue is in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00), and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between a Debtor Party on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of a Debtor Party.

     3.10  Conduct of Business.  Debtor Parties will continue to engage in a
           -------------------
business of the same general type and manner as conducted by it on the date of this Agreement.

     3.11  ERISA Plan. If any Debtor Party has in effect, or hereafter
           -----------
institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. 1001 et seq. (1975), as amended
                                                   -------
from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect:
(i) Debtor Parties hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) Debtor Parties hereby covenant that throughout the existence of the Plan, Debtor Parties' contributions under the Plan will meet the minimum funding standards required by ERISA and Debtor Parties will not institute a distress termination of the Plan, and (iii) Debtor Parties covenant that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     3.12  Dividends, Distributions, Stock Rights, etc.  No Debtor party shall
           --------------------------------------------
declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Debtor Parties, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), nor grant any preemptive rights with respect to the capital stock of Debtor Parties, without the prior written consent of Lender except for dividends from Guarantor to Borrower for the sole purpose of (i) making payments under the Notes in accordance with the Senior Lender Subordination Agreement and payments as permitted under those certain Subordination Agreements dated June __, 1997 by and among (i) Lender, Borrower and William J. Blackwell and Brenda M. Blackwell;
(ii) Lender, Borrower and Walter P. McMillan and (iii) Lender, Debtor Parties and David Sutherland, III (iv) Lender, Borrower and Jack Gammon and (v) Lender, Borrower and Carl Nelson (collectively, the "Junior Subordination Agreements"), and (ii) enabling Borrower to pay officers' salaries pursuant to applicable employment agreements in an aggregate amount not to exceed (x) $250,000.00 during the period from the Closing Date through December 31,1997, (y) $550,000.00 during the period from January 1, 1998 through December 31, 1998, and (z) for each fiscal year of a Guarantor thereafter, an amount equal to 105% of the maximum amount permitted for the immediately preceding fiscal year of the Guarantor.

     3.13  Guaranties; Loans; Payment of Debt. Without Lender's prior express
           -----------------------------------
written consent, no Debtor Party shall guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to a Debtor Party for deposit or collection in the ordinary course of business and except for the guaranties executed by Borrower in favor of the Senior Lenders on the date hereof Without Lender's prior express written consent, which shall not be unreasonably withheld, no Debtor Party shall (i) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (ii) make any payment on any subordinated debt except in accordance with the Junior Subordination Agreements.

     3.14  Debt.  Without the express prior written consent of Lender, no Debtor
           -----
Party shall create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

          (a)  the indebtedness evidenced by the Note;

          (b) the endorsement of negotiable instruments payable to a Debtor Party for deposit or collection in the ordinary course of business;
          (c) debts incurred in the ordinary course of business (each of which, individually, does not exceed $25,000); and
          (d)  the indebtedness listed on Schedule 2.1 (l) hereto.

     3.15  No Liens.  No Debtor Party shall create, incur, assume or suffer to
           ---------
exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

          (a)  liens in favor of Lender;
          (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;
          (c) liens in connection with the leasing of equipment in favor of the Lessor of such equipment in a maximum aggregate amount outstanding not to exceed Two Hundred Fifty Thousand Dollars ($250,000);
          (d)  liens described on Schedule 2.1(1) hereto.

     3.16  Mergers. Consolidations, Acquisitions and Sales. Without the prior
           ------------------------------------------------
written consent of Lender, no Debtor Party shall (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, grant a security interest in (other than Permitted Liens) or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

     3.17  Transactions With Affiliates. No Debtor Party shall enter into any
           ----------------------------
transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, or management agreements, service agreements, lending or borrowing arrangement with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of a Debtor Party's business and upon fair and reasonable terms no less favorable to such Debtor Party than such Debtor Party would obtain in a comparable arm's length transaction with a person not an affiliate; provided, however, (i) Debtor Parties may extend loans to its officers, directors and employees in a maximum aggregate principal amount outstanding at any time for all officers, directors and employees of $100,000.00, except as set forth on Schedule 3.17 which sets forth such arrangements in effect on the date hereof and (ii) that Guarantor may extend a loan to Borrower on the date hereof to enable Borrower to make payments to the Shareholders of Lithograph, Sutherland and Blackwell, which shall be evidenced by a Promissory Note. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Debtor Party.

     3.18  Environment. Each Debtor Party shall be and remain in compliance with
           ------------
the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at Debtor Partys' expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.


                                   ARTICLE 4
                             CONDITIONS TO CLOSING
                             ---------------------

     4.1  Closing of the Loan. The obligation of Lender to fund the Loan on the
          --------------------
date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

          (a) Debtor Parties shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

          (b) Lender shall have received an opinion of the Debtor Parties' counsel, Black Bobango & Morgan dated the Closing Date, in form and substance satisfactory to Lender's counsel, Caldwell & Caldwell, P.C.

          (c) Borrower shall have delivered to Lender a Note executed by Borrower, substantially in the form of Exhibit A attached hereto and incorporated herein by this reference.

          (d) Borrower shall have delivered to Lender a Stock Purchase Warrant executed by Borrower, substantially in the form of Exhibit B attached hereto and incorporated herein by this reference.

          (e) Borrower shall have delivered to Lender a Security Agreement executed by Borrower and a related UCC-1 Financing Statements executed by Borrower which shall be filed after the financing statements of the Senior Lenders, each of which is substantially in the form of Exhibit C attached hereto and incorporated herein by this reference.

          (f) Guarantor shall have delivered to Lender a Guaranty Agreement executed by Guarantor, substantially in the form of Exhibit D attached hereto and incorporated herein by this reference.

          (g) Guarantor shall have delivered to Lender a Guaranty Security Agreement executed by Guarantor and a related UCC- 1 Financing Statements executed by Guarantor, which shall be filed after the financing statements of the Senior Lenders, each of which is substantially in the form of Exhibit E attached hereto and incorporated herein by this reference.

          (h) Borrower shall have delivered to Lender a Pledge and Security Agreement, executed by John Miller and related Stock Powers, substantially in the form of Exhibit F attached hereto and incorporated herein by this reference.

          (i) Borrower shall have delivered to Lender a Pledge and Security Agreement, executed by Borrower, substantially in the form of Exhibit G attached hereto and incorporated by this reference.

          (j) Debtor Parties shall have delivered a Landlord's Consent and Subordination of Lien, executed by each Debtor Parties' Landlords, in substantially the form attached hereto as Exhibit F and incorporated herein by this reference.

          (k) Lender shall have received copies of the corporate charter and other publicly filed organizational documents of Debtor Parties, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Debtor Parties are incorporated.

          (l) Lender shall have received certified (as of the date of this Agreement) copies of all corporate action taken by Debtor Parties, including resolutions of their Boards of Directors, authorizing the execution, delivery and performance of the Loan Documents.

          (m) Lender shall have received a certificate as to the legal existence and good standing of the Debtor Parties, issued by the Secretary of State or other appropriate public official in the jurisdiction in which the Debtor Parties are incorporated.

          (n) Lender shall have received certificates of the Secretaries of State or other appropriate public officials as to Debtor Parties' qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on their financial condition or its ability to conduct their business in the manner now conducted and as hereafter intended to be conducted.

          (o) Lender shall have received an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Debtor Parties, in substantially the form of Exhibit I attached hereto and incorporated herein by this reference.

                                   ARTICLE 5
                             DEFAULT AND REMEDIES
                             --------------------

     5.1  Events of Default. The occurrence of any of the following shall
          ------------------
constitute an Event of Default hereunder:

          (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) days;

          (b) Any misrepresentation by Debtor Parties, any guarantor of the Loan, or any shareholder, subsidiary or affiliate of Debtor Party as to any material matter hereunder or under any of the other Loan Documents, or delivery by Debtor Parties of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (c) Failure of Debtor Parties, any guarantor of the Loan, or any shareholder, subsidiary or affiliate of Debtor Parties to perform any of their obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents:

          (d) Either Debtor Party (i) shall generally not pay or shall be unable to pay its debts as such debts become due, except to Senior Lenders; or
     (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appoint of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (e) Either Debtor Party shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

          (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (g) Debtor Parties shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Debtor Parties now or hereafter owed to Lender

          (h) Either Debtor Party shall have defaulted and continue to be in default in the timely payment of or performance of any covenants relating to any other indebtedness or obligation (except the Senior Indebtedness), which in the aggregate exceeds Twenty-five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects such Debtor Party's financial condition; or

          (i) Senior Lenders shall have accelerated the Senior Indebtedness; provided, however, if Senior Lenders shall have rescinded such acceleration, Lender shall rescind any acceleration made pursuant to this subsection (i).

          (j) In the event that John Miller or Carl Norman is no longer a member of the executive staff or management of either Debtor Party.

     With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Debtor Parties given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Debtor Parties and an opportunity to cure any Curable Default of which either Debtor Party has had actual knowledge for the requisite number of days set forth.

     5.2  Acceleration of Maturity.  Remedies. Upon the occurrence of any Event
          ------------------------
of Default described in subsection 5.1 (d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Debtor Parties to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Debtor Parties to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by that Note:

          (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

          (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     5.3  Remedies Cumulative; No Waiver.  No right, power or remedy conferred
          ------------------------------
upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

     5.4  Proceeds of Remedies.  Any or all proceeds resulting from the exercise
          --------------------
of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

          Subject to the Senior Lender Subordination Agreement, first, to the costs and expenses, including without limitation reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

     Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

     Third, to the payment of the obligations of Debtor Parties under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

     Fourth, the remainder, if any, to Debtor Parties or to any other person lawfully thereunto entitled.

                                   ARTICLE 6
                                  TERMINATION
                                  -----------

     6.1  Termination of this Agreement. This Agreement shall remain in full
          -----------------------------
force and effect until the later of (i) the Maturity Date (as defined in the Note), or (ii) the payment by Debtor Parties of all amounts owed to Lender, at which time Lender shall cancel the Note and the Guaranty Agreement and deliver it to Debtor Parties; provided, however, that if at any time Debtor Parties have satisfied all obligations to Lender, Debtor Parties may terminate this Agreement by providing written notice to Lender.


                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

     7.1  Performance By Lender. If Debtor Parties shall default in the payment,
          ----------------------
performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Debtor Parties and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

     7.2  Successors and Assigns Included in Parties. Whenever in this Agreement
          -------------------------------------------
one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Debtor Parties or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     7.3  Costs and Expenses. Debtor Parties agree, jointly and severally, to
          ------------------
pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Debtor Parties further agree, jointly and severally, to pay all premiums for insurance required to be maintained by Debtor Parties pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

     7.4  Assignment. The Note, this Agreement and the other Loan Documents may
          -----------
be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Debtor Parties shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Debtor Parties shall not assign any of their rights nor delegate any of their duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

     7.5  Time of the Essence. Time is of the essence with respect to each and
          --------------------
every covenant, agreement and obligation of Debtor Parties hereunder and under all of the other Loan Documents.

     7.6  Severability. If any provision(s) of this Agreement or the application
          -------------
thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.7  Interest and Loan Charges Not to Exceed Maximum Allowed by Law.
          ---------------------------------------------------------------
Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Debtor Parties in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall
     ---- ------
be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Debtor Parties so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

     7.8  Article and Section Headings; Defined Terms.  Numbered and titled
          -------------------------------------------
article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     7.9  Notices. Any and all notices, elections or demands permitted or
          --------
required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:            Sirrom Capital Corporation
                                     500 Church Street. Suite 200
                                     Nashville, TN 37219
                                     Attention: Burton Harvey
                                     Telecopy No.: 615/726-1208

with a copy to:                      Caldwell & Caldwell, P.C.
                                     500 Church Street, Suite 200
                                     Nashville, TN 37219
                                     Attention: Maria-Lisa Caldwell, Esq.
                                     Telecopy No.: 615/256-9958

The Address of Debtor Parties is:    Master Graphics, Inc.
                                     Premier Graphics, Inc.
                                     2500 Lamar Avenue
                                     Memphis, TN 38114
                                     Attention: John Miller
                                     Telecopy No.: 901/744-6012

with a copy to:                      Black Bobango & Morgan
                                     530 Oak Court Drive, Suite 345
                                     Memphis, TN 38117
                                     Attention: Michael P. Morgan
                                     Telecopy No.: 901/683-2553

     7.10  Entire Agreement. This Agreement and the other written agreements
           ----------------
between Debtor Parties and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Debtor Parties were not based upon any fact or material provided by Lender, nor were the Debtor Parties induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

     7.11  Governing Law and Amendments.  This Agreement and all of the Loan
           ----------------------------
Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     7.12  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained herein or in any of the Loan Documents or made by or furnished on behalf of the Debtor Parties in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and all other Loan Documents.

     7.13  Jurisdiction and Venue. Each Debtor Party hereby consents to the
           ----------------------
jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any other Loan Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     7.14  Waiver of Trial by Jury . LENDER AND DEBTOR PARTIES HEREBY WAIVE
           -----------------------
TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

     7.15  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     7.16  Construction and Interpretation.  Should any provision of this
           -------------------------------
Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Debtor Parties, Lender and their respective agents have participated in the preparation hereof

     7.17  Senior Lender Subordination Agreement. The parties hereby acknowledge
           -------------------------------------
that this Agreement is subject to the terms of the Senior Lender Subordination Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                    LENDER:
                                    -------

                                    SIRROM CAPITAL CORPORATION, a
                                    Tennessee corporation


                                    By: /s/ R. Burton Harvey
                                       ----------------------------
                                    Title: Vice President


                                    DEBTOR PARTIES:
                                    ---------------

                                    MASTER GRAPHICS, INC.,
                                    a Delaware corporation


                                    By: /s/ John P. Miller
                                       ----------------------------
                                    Title: President


                                    PREMIER GRAPHICS, INC.,
                                    a Delaware corporation


                                    By: /s/ John P. Miller
                                       ----------------------------
                                    Title: President